                                                                     EXHIBIT 4.3







                            STOCK PURCHASE AGREEMENT

                                       BY

                                       AND

                                      AMONG


                           BUILD-A-BEAR WORKSHOP, INC.



                                     AND THE



                                   PURCHASERS

                                  NAMED HEREIN

                               -------------------


                         Dated as of September 21, 2001

                               -------------------








================================================================================

ARTICLE 1.  DEFINITIONS...................................................................................................1

       1.1. Definitions...................................................................................................1
       1.2. Accounting Terms; Financial Statements........................................................................7
       1.3. Knowledge Standard............................................................................................7
       1.4. Other Defined Terms...........................................................................................8

ARTICLE 2.  AUTHORIZATION OF PREFERRED STOCK; PURCHASE AND SALE OF PREFERRED STOCK........................................8

       2.1. Series D Preferred Stock......................................................................................8
       2.2. Purchase and Sale of Preferred Shares.........................................................................9
       2.3. Closing......................................................................................................10

ARTICLE 3.  CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE SECURITIES....................................10

       3.1. Representations and Warranties...............................................................................11
       3.2. Compliance with Terms and Conditions of this Agreement.......................................................11
       3.3. Delivery of Certificates Evidencing the Series D Preferred Stock.............................................11
       3.4. Closing Certificates.........................................................................................11
       3.5. Secretary's Certificates.....................................................................................11
       3.6. Documents....................................................................................................11
       3.7. Purchase Permitted by Applicable Laws........................................................................11
       3.8. Opinion of Counsel...........................................................................................12
       3.9. Consents and Approvals.......................................................................................12
       3.10. Certain Waivers.............................................................................................12
       3.11. No Material Adverse Effect..................................................................................12
       3.12. No Material Judgment or Order...............................................................................12
       3.13. Financial Statements........................................................................................12
       3.14. Registration Rights Agreement...............................................................................13
       3.15. Stockholders' Agreement.....................................................................................13
       3.16. Stock Options...............................................................................................13
       3.17. Investment Banker...........................................................................................13
       3.18. Amendment to Certificate....................................................................................13
       3.19 SBIC Certificate.............................................................................................13

ARTICLE 4.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO CLOSE........................................................13

       4.1. Representations and Warranties...............................................................................14
       4.2. Compliance with Terms and Conditions of this Agreement.......................................................14
       4.3. Issuance Permitted by Applicable Laws........................................................................14
       4.4. Payment of Purchase Price....................................................................................14
       4.5. Consents and Approvals.......................................................................................14
       4.6. No Material Judgment or Order................................................................................14
       4.7. Registration Rights Agreement................................................................................14
       4.8. Stockholders' Agreement......................................................................................15

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................................15

       5.1. Corporate Existence and Authority............................................................................15
       5.2. Corporate Authorization; No Contravention....................................................................15
       5.3. Governmental Authorization; Third Party Consents.............................................................15

       5.4. Binding Effect...............................................................................................15
       5.5. Other Agreements.............................................................................................16
       5.6. Capitalization...............................................................................................16
       5.7. Subsidiaries.................................................................................................17
       5.8. Private Offering.............................................................................................17
       5.9. Litigation...................................................................................................18
       5.10. Financial Statements........................................................................................18
       5.11. Title and Condition of Assets...............................................................................18
       5.12. Contractual Obligations.....................................................................................19
       5.13. Patents, Trademarks, Etc....................................................................................19
       5.14. Tax Matters.................................................................................................20
       5.15. Severance Arrangements......................................................................................
       5.16 No Material Adverse Effect...................................................................................21
       5.17 Environmental Matters........................................................................................21
       5.18 Investment Company/Government Regulations....................................................................22
       5.19 Broker's, Finder's or Similar Fees...........................................................................22
       5.20 Labor Relations and Employee Matters.........................................................................22
       5.21 Employee Benefits Matters....................................................................................23
       5.22 Potential Conflicts of Interest..............................................................................23
       5.23 Business Relationships.......................................................................................24
       5.24 Outstanding Borrowings.......................................................................................24
       5.25 Insurance....................................................................................................24
       5.26 Undisclosed Liabilities......................................................................................24
       5.27 Solvency.....................................................................................................24
       5.28 Compliance with Law..........................................................................................25
       5.29 No Other Agreements to Sell the Assets or Capital Stock of the Company.......................................25
       5.30 Inventory....................................................................................................25
       5.31 Suppliers....................................................................................................25
       5.32 Changes......................................................................................................25
       5.33 Certain Payments.............................................................................................27

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.............................................................27

       6.1. Existence and Authority......................................................................................27
       6.2. Authorization; No Contravention..............................................................................27
       6.3. Binding Effect...............................................................................................28
       6.4. Purchase for Own Account.....................................................................................28
       6.5. Accredited Investor Status; Institutional Investor Status....................................................28
       6.6  Broker's, Finder's or Similar Fees...........................................................................28
       6.7 Exculpation Among Purchasers..................................................................................28
       6.8 No Public Market..............................................................................................29
       6.9 Access to Data................................................................................................29
       6.10 Potential Conflicts of Interest..............................................................................29

ARTICLE 7.  COVENANTS OF THE COMPANY WITH  RESPECT TO THE PERIOD FOLLOWING THE CLOSING...................................29

       7.1. Notices......................................................................................................30
       7.2. Reservation of Shares........................................................................................30
       7.3 Series E Closing..............................................................................................30

       7.4 Use of Proceeds...............................................................................................31
       7.5 Line of Credit................................................................................................31
       7.6 Board of Directors............................................................................................31
       7.7 Insurance.....................................................................................................31

ARTICLE 8.  INDEMNIFICATION..............................................................................................31

       8.1. Indemnification..............................................................................................31
       8.2. Notification.................................................................................................32
       8.3. Amended and Restated Registration Rights Agreement...........................................................33

ARTICLE 9.  MISCELLANEOUS................................................................................................33

       9.1. Survival of Representations and Warranties...................................................................33
       9.2. Notices......................................................................................................33
       9.3. Successors and Assigns.......................................................................................34
       9.4. Amendment and Waiver.........................................................................................34
       9.5. Counterparts.................................................................................................34
       9.6. Headings.....................................................................................................34
       9.7. Governing Law................................................................................................35
       9.8. Jurisdiction.................................................................................................35
       9.9. Severability.................................................................................................35
       9.10. Rules of Construction.......................................................................................35
       9.11. Entire Agreement............................................................................................35
       9.12. Transaction Expenses........................................................................................35
       9.13. Publicity...................................................................................................35
       9.14. Further Assurances..........................................................................................35
       9.15. Rights of Purchasers Inter Se...............................................................................36
       9.16. Severability of the Representations, Warranties and Covenants...............................................36
       9.17. Arbitration.................................................................................................36

                        SERIES D STOCK PURCHASE AGREEMENT

                  THIS SERIES D STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of the 21st day of September, 2001 by and among those Persons named on Schedule 1 hereto (the "Purchasers") and Build-A-Bear Workshop, Inc., a Delaware corporation (the "Company").

                                    RECITALS:


                  A. WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company proposes to issue and sell shares of its Series D Preferred Stock (defined herein) to the Purchasers.

                  B. WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Purchasers desire to contribute capital to the Company in exchange for the issuance to the Purchasers of shares of the Series D Preferred Stock as set forth herein.

                  C. WHEREAS, the Company and the Purchasers desire to set forth the objectives and agreements, that will govern their relations and responsibilities with respect to each other by entering into concurrently with the sale and purchase of securities hereunder an Amended and Restated Stockholders' Agreement and an Amended and Restated Registration Rights Agreement (each as defined herein).

                                    AGREEMENT


                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS


                  1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Affiliate" means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether by contract, through one or more intermediaries, or otherwise, provided however, that Smart Stuff, Inc., a Missouri corporation, is not an Affiliate of the Company. Unless otherwise qualified, all references to a "Affiliate" or to "Affiliates" in this Agreement shall refer to a Affiliate or Affiliates of the Company.

                  "Amended and Restated Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Exhibit A.

                  "Amended and Restated Stockholders' Agreement" means the Amended and Restated Stockholders' Agreement substantially in the form attached hereto as Exhibit B.

                  "BABW" means the predecessor to the Company, Build-A-Bear Workshop, L.L.C., a Missouri limited liability company.

                  "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                  "Catterton" means Catterton Partners IV, L.P., Catterton Partners IV-A, L.P., and Catterton Partners IV-B, L.P., each a Delaware limited partnership, Catterton Partners IV Offshore, L.P. a Cayman Island limited partnership and Catterton Partners IV Special Purpose, L.P. a Cayman Island limited partnership.

                  "Clark" means Maxine Clark and her Affiliates, including Smart Stuff, Inc., Clark/Fox LLC and Clark/Fox II LLC.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Condition of the Company" means the assets, business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                  "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or any provision of any agreement, lease of real or personal property, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                  "Environmental Expenses" means any liability, loss, cost or expense arising from any pre-Closing violation by the Company of any Environmental Law which proximately causes expenses, including, without limitation, costs of investigation, cleanup, removal, remedial, corrective or response action, the costs associated with posting financial assurances for the completion of investigation, cleanup, removal, remedial, corrective or response actions, the preparation of any closure or other necessary or required plans or analyses, or other reports or analyses submitted to or prepared by regulating agencies, including the cost of health assessments, epidemiological studies and the like, retention of engineers and other expert consultants, legal counsel, operation and maintenance testing and monitoring costs, and administrative costs or damages.

                  "Environmental Laws" means any federal, state or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (federal, state or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws have been, or are, amended, modified or supplemented heretofore or from time to time hereafter and any analogous future federal, or present or future state or local laws, statutes and regulations promulgated thereunder.

                  "Equipment" means all of the tangible personal property owned or leased by the Company or any of its Affiliates and used in or held for use in the operations of the business of the Company or any of its Affiliates.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any Person that is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in Section 414(b), (c), (m) or (o) of the Code.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Facilities" means the buildings, plants, offices and all other improvements on any real property (including fixtures affixed thereto) which are owned or leased by the Company or any of its Affiliates and used or held for use in the operation of the business of the Company or any of its Affiliates.

                  "GAAP" means United States generally accepted accounting principles, in effect from time to time, consistently applied.

                  "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising public functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Hazardous Materials" means those substances which are regulated by or form the basis of liability under any Environmental Laws, including, without limitation, petroleum products, radon and asbestos.

                  "Indebtedness" means, as to any Person: (a) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases recorded as capital leases in accordance with GAAP, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all Indebtedness of any other Person referred to in clauses (a) through (g) above, guaranteed, directly or indirectly, by that Person.

                  "Initial Issue Date" shall mean the date that shares of Series D Preferred Stock are first issued by the Company to the Purchasers.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever (excluding preferred stock or equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

                  "Material Adverse Effect" means any material adverse change in Condition of the Company.

                  "Multiemployer Plan" means any "multiemployer plan," as defined in Section 4001(a)(3) or Section 3(37) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                  "Outstanding Borrowings" means all Indebtedness of the Company and/or its Affiliates for borrowed money (including without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), excluding obligations with respect to trade payables incurred in the ordinary course of business.

                  "Pension Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Initial Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                  "Permitted Liens" means (i) Liens for taxes, governmental charges or levies which (a) are not yet due and payable, or (b) are being diligently contested in good faith by appropriate proceedings; provided, that for any such taxes being diligently contested in good faith, the Company has set aside adequate reserves, (ii) Liens imposed by law, such as mechanic's, materialman's, landlord's, warehouseman's and carrier's liens, securing obligations incurred in the ordinary course of business which are not yet overdue or which are being diligently contested in good faith by appropriate proceeding and, with respect to such obligations which are being contested, for which the Company has set aside adequate reserves, (iii) Liens which (x) in each case, secure obligations of less than $10,000, and (y) do not in the aggregate interfere with the use and enjoyment of the property subject thereto and (iv) Liens with respect to the Amended and Restated Credit Facility dated as of June 1, 2001 by and among Firstar Bank, National Association, the Company and Shirts Illustrated, LLC, and the agreements contemplated thereby, including, without limitation, the Security Agreement, for up to an aggregate principal amount of $13,000,000.

                  "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Qualified Initial Public Offering" shall mean a public offering, underwritten on a firm commitment basis pursuant to an effective registration statement under the Securities Act of shares of the Common Stock the aggregate gross proceeds (prior to underwriting discounts and commissions and other expenses of issuance) of which equal or exceed $25,000,000 and (i) at any time prior to the third anniversary of the date hereof, the offering is managed by a nationally recognized underwriter, (ii) between the third and fourth anniversary hereof, the price per share is at least $15 (appropriately adjusted for stock splits, recapitalizations and the like), or (iii) thereafter the price per share is at least $20 (appropriately adjusted for stock splits, recapitalizations and the like).

                  "Requirements of Law" means, as to any Person, the provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination, in each case, of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property (or to which such Person or any of its property is subject) or applicable to any or all of the transactions contemplated by or referred to in the Transaction Agreements.

                  "SBIC Certificate" shall mean the certificate attached as Exhibit D hereto.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Series D Preferred Stock" means the Series D Convertible Preferred Stock, par value $0.01 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Series E Preferred Stock" means the capital stock of the Company to be designated the Series E Convertible Preferred Stock, par value $0.01 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Subsidiaries" means Shirts Illustrated, L.L.C., a Missouri limited liability company, and Build-A-Bear Entertainment, LLC, each Subsidiaries of the Company.

                  "Tax" or "Taxes" shall mean all federal, state, local foreign and other taxes, assessments or other government charges, including, without limitation, income, estimated income, business, occupation, franchise, property sales, transfer, use, employment, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith for which the Company may be liable.

                  "Transaction Agreements" means collectively, this Agreement, the Amended and Restated Registration Rights Agreement and the Amended and Restated Stockholders' Agreement.

                  "Transaction Expenses" means up to $35,000 in fees and reasonable out-of-pocket expenses incurred by Catterton in connection with the negotiation and preparation of the Transaction Agreements, the consummation of the transactions contemplated thereby and preparation for any of the foregoing, including, without limitation, fees and expenses for one legal counsel engaged by Catterton.

                  "Welfare Plan" means any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                  1.2. Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

                  1.3. Knowledge Standard. When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase shall mean, (i) with respect to any individual, the actual knowledge of such Person after reasonable inquiry, (ii) with respect to any corporation, the actual knowledge of officers and directors, or Persons acting in similar capacities, of such corporation after reasonable inquiry, (iii) with respect to any limited liability company, the actual knowledge of the Manager or Persons acting in similar capacities, of such entity after reasonable inquiry, and (iv) with respect to a partnership, the actual knowledge of the officers and directors of the general partner of such partnership after reasonable inquiry. Notwithstanding the foregoing, "to the best knowledge of" or "to the knowledge of" either BABW or the Company shall mean the actual knowledge of Maxine Clark, Tina Klocke, Brian Vent and Jack Burtelow after due inquiry. When used herein, the phrase "to the knowledge of the Company," "to the best knowledge of the Company" or any similar phrase shall mean "to the best knowledge of the Company and each Affiliate" using the standards set forth in the previous sentence.


                  1.4. Other Defined Terms. The following terms shall have the meanings specified in the Sections set forth below:

Term                                               Section
----                                               -------
Audited Financial Statements                       5.10
Actions                                            5.9
Additional Closing                                 2.2
Certificate                                        2.1
Clark Shares                                       2.2
Greenshoe Closing                                  2.2
Greenshoe Period                                   2.2
Initial Closing                                    2.3
Initial Closing Date                               2.3
Indemnified Party                                  8.1
Indemnifying Party                                 8.1
Intellectual Property                              5.13
Investment Banker                                  3.17
KCEP                                               Schedule 1
Liability (and Liabilities)                        8.1
Options                                            3.16
Purchase Price                                     2.2
Secondary Closing                                  2.2
Series E Closing                                   7.3
Subscription Period Closing                        2.2
Walnut                                             Schedule 1

                                   ARTICLE 2.

                        AUTHORIZATION OF PREFERRED STOCK;
                      PURCHASE AND SALE OF PREFERRED STOCK


                  2.1. Series D Preferred Stock. The Company has authorized (a) the issuance and sale to the Purchasers of not less than 3,301,350 nor more than 3,629,219 shares of Series D Preferred Stock and (b) has filed (or will have filed as of the Initial Closing) the Certificate (as hereinafter defined) establishing the rights, preferences, privileges and restrictions of the Series D

Preferred Stock. The Series D Preferred Stock will have the respective rights, preferences and privileges set forth in the Company's Amended and Restated Certificate of Incorporation substantially in the form attached hereto as Exhibit C (the "Certificate").

                  2.2. Purchase and Sale of Preferred Shares. (a) Upon the terms and subject to the conditions herein contained, at the Initial Closing and/or the Secondary Closing (each as defined herein) on the Initial Closing Date or the appropriate Additional Closing Date (each as defined herein), the Company agrees that it will issue and sell to each of the Purchasers, and (except as provided in Section 2.2(b)) each Purchaser agrees severally, and not jointly and severally, that it will acquire and purchase from the Company, the number of shares of Series D Preferred Stock listed next to such Purchaser's name on
Schedule 1 hereto. The purchase price of the Series D Preferred Stock shall be $6.10 per share ("Purchase Price"). Notwithstanding the foregoing, the parties agree that KCEP shall be entitled to defer payment for up to 98,361 shares to be purchased by KCEP under this Agreement until a second closing to occur on or before October 5, 2001 (the "Secondary Closing"). The parties agree that the obligation of KCEP to purchase such shares is unconditional and irrevocable and that the Company shall be entitled to specific performance of its rights to require such Purchaser to purchase such shares. The parties agree that if KCEP fails to make payment in full for the shares on or before October 5, 2001, the Company may, at any time prior to accepting payment in full from KCEP for the shares to be purchased by KCEP hereunder, elect to terminate this Agreement as it relates to KCEP, in which case the Company shall so notify KCEP and the other parties hereto.

                  (b) Clark may purchase less than the number of shares allocated to Clark pursuant to Schedule 1 (the "Clark Shares"), provided that Clark shall purchase no less than 213,115 shares at the Initial Closing. If Clark does not purchase all of such Clark Shares at the Initial Closing (defined below), then at any one time during the period ending on the earlier of (1) 60 days following the Initial Closing (2) the Greenshoe Closing (defined herein), or (3) the Series E Closing (defined herein) (the "Greenshoe Period"), Clark shall have the right to purchase all or part of the remaining number of Clark Shares on the same terms and conditions as set forth in this Agreement, provided that such additional Clark Shares may be allocated to Clark and Clark's Affiliates in such manner as Clark may determine. Should Clark elect to purchase additional Clark Shares during such time, the closing of such purchase shall take place no later than five (5) business days following the expiration of such Greenshoe Period, and in the manner described in Section 2.3 (the "Greenshoe Closing"). Should Clark purchase less than all of the Clark Shares, then the other Purchasers of the Series D Preferred Stock shall purchase any remaining portion of the Clark Shares not purchased by Clark, in the same relative proportions that the subscribing Purchasers of the Series D Preferred Stock hold among themselves. The closing of such purchases shall take place no later than 30 days after the Greenshoe Period (the "Subscription Period Closing").

                  (c) In addition, in the event that Clark purchases all of the Clark Shares, Clark shall also have an option to purchase in whole or in part, an additional 131,148 shares of Series D Preferred (the "Optional Increase") under the same terms and conditions outlined herein (increasing the aggregate amount of the Clark Shares to 836,066 shares). Clark shall exercise such option by providing notice of intent to exercise such option to the Company with copies to

Catterton, Walnut and KCEP prior to the expiration of the Greenshoe Period. If Clark does not notify the Company of its intent to exercise the Optional Increase prior to the expiration of the Greenshoe Period, then the Option Increase right shall expire at the end of the Greenshoe Period. If Clark does provide notice of intent to exercise any portion of the Optional Increase during the Greenshoe Period, then Clark will purchase such additional shares at the Optional Increase Closing (defined below) and during the 30 days after the end of the Greenshoe Period, Catterton, Walnut and KCEP shall each have an option to purchase additional Series D Preferred Stock in an amount equal 50% of the amount of shares purchased by Clark pursuant to the Optional Increase (i.e., for greater clarity, if Clark purchases 131,148 shares of additional Series D Preferred Stock pursuant to the Optional Increase, then each of Catterton, Walnut and KCEP shall have an option to purchase 65,574 shares of additional Series D Preferred Stock). The closing of the transactions described in this
Section 2.2(c) shall be referred to as the "Optional Increase Closing," and such purchases shall take place no later than thirty (30) days following the expiration of the Greenshoe Period.


                  (d) Each of the Secondary Closing, Greenshoe Closing, the Subscription Period Closing and the Optional Increase Closing shall be collectively referred to herein as the "Additional Closings." The Company will reaffirm the original representations and warranties given as of the Initial Closing Date at each of the Additional Closings.

                  2.3. Closing. The closing of the sale to and purchase by the Purchasers of the Series D Preferred Stock referred to in Section 2.2(a) hereof (the "Initial Closing") shall occur on September 21, 2001 (the "Initial Closing Date"). The Additional Closings shall take place on such date as set forth in
Section 2.2.(b) or Section 2.2(c) (each an "Additional Closing Date"). Each of the Initial Closing and the Additional Closings shall occur at the offices of Bryan Cave LLP, One Metropolitan Square, Suite 3600, St. Louis, MO 63102 at 10:00 a.m. Central Standard Time. At the Initial Closing and the Additional Closings, (i) the Company shall deliver to each Purchaser certificates evidencing the Series D Preferred Stock being purchased by such Purchaser, free and clear of any Liens of any nature whatsoever, other than those created by the Certificate, registered in such Purchaser's name, and shall have delivered the SBIC Certificate to Walnut and KCEP, and (ii) each Purchaser shall deliver to the Company an amount equal to the Purchase Price multiplied by the number of shares purchased by such Purchaser, by cashier's check, wire transfer of immediately available funds.

                                   ARTICLE 3.

                       CONDITIONS TO THE OBLIGATION OF THE
                      PURCHASERS TO PURCHASE THE SECURITIES


                  The obligation of each Purchaser to purchase the Series D Preferred Stock, to pay the purchase prices therefor and to perform any obligations hereunder on the Initial Closing Date or Additional Closing Date, as the case may be (unless otherwise specified) shall be subject to the satisfaction as determined by, or waiver by, such Purchaser of the following conditions on or before the Initial Closing Date or Additional Closing Date, as the case may be:

                  3.1. Representations and Warranties. The representations and warranties of the Company contained in Article 5 hereof shall be true and correct at and as of the Initial Closing Date or Additional Closing Date, as the case may be (both before and after giving effect to the transactions contemplated under this Agreement), as if made at and as of such date.

                  3.2. Compliance with Terms and Conditions of this Agreement. The Company shall have duly and properly performed and complied with all of the agreements, covenants, obligations and conditions set forth herein that are required to be performed or complied with by the Company on or before the Initial Closing Date or Additional Closing Date, as the case may be.

                  3.3. Delivery of Certificates Evidencing the Series D Preferred Stock. The Company shall have delivered to each Purchaser the certificates evidencing the Series D Preferred Stock as set forth in Section 2.3.

                  3.4. Closing Certificates. The Company shall have delivered to each Purchaser a certificate executed by an authorized officer of the Company certifying to such matters as the Purchasers may reasonably request, including that the representations and warranties of the Company contained in the Agreement are true and correct on and as of the Initial Closing Date or Additional Closing Date, as the case may be, and that the conditions set forth in this Article 3 to be satisfied by the Company have been satisfied on and as of the Initial Closing Date or Additional Closing Date, as the case may be.

                  3.5. Secretary's Certificates. Each Purchaser shall have received a certificate from the Company, dated as of the Initial Closing Date or Additional Closing Date, as the case may be and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Certificate, By-laws of the Company, and resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated thereby, are all true, complete and correct and remain unamended and in full force and effect.

                  3.6. Documents. Each Purchaser or one Purchaser on behalf of all Purchasers shall have received true, complete and correct copies of such documents and such other information as it may have reasonably requested in connection with or relating to the sale of the Series D Preferred Stock and the transactions contemplated by the Transaction Agreements, all in form and substance reasonably satisfactory to the Purchasers prior to the Initial Closing.

                  3.7. Purchase Permitted by Applicable Laws. The acquisition of and payment for the Series D Preferred Stock to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated by the Transaction Agreements shall not (a) violate any Requirements of Law, (b) result in a breach or default (i) under any of the Contractual Obligations of the Company or (ii) under any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator, or commission, board, bureau, agency or other governmental instrumentality, (c) result in, or require, the creation or imposition of any Lien, or the obligation to make any payment with respect to any Lien, upon or with respect to any of the property of the Company or (d) require any consents, approvals, exemptions, authorizations, registrations, declarations or filings by the Company.

                  3.8. Opinion of Counsel. Each Purchaser shall have received an opinion of counsel to the Company, dated as of the Initial Closing Date or Additional Closing Date, as the case may be substantially in the form of Exhibit E hereto.

                  3.9. Consents and Approvals. All agreements, approvals, consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those material Contractual Obligations of the Company, necessary or required in connection with the execution, delivery or performance of the Transaction Agreements (including, without limitation, the issuance of the Series D Preferred Stock, and issuance of the Common Stock upon conversion of the Series D Preferred Stock) by the Company, shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

                  3.10. Certain Waivers. Each holder of the shares of the capital stock of the Company (or any other party who may possess such rights) shall have waived any and all preemptive rights, rights of first refusal, "tag along" rights, rights of co-sale and any similar rights with respect to the issuance of the Series D Preferred Stock contemplated hereby.

                  3.11. No Material Adverse Effect. Since July 28, 2001, there shall have been no Material Adverse Effect.

                  3.12. No Material Judgment or Order. There shall not be on the Initial Closing Date or Additional Closing Date, as the case may be, any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the reasonable judgment of the Purchasers, would (i) prohibit the purchase of the Series D Preferred Stock or the consummation of the other transactions contemplated hereunder, (ii) subject the Purchasers to any penalty if the Series D Preferred Stock were to be purchased hereunder, (iii) question the validity or legality of the transactions contemplated hereby, or (iv) be reasonably expected to adversely affect the value of the capital stock of the Company, the Series D Preferred Stock or the Condition of the Company.

                  3.13. Financial Statements. The Company shall have delivered to the Purchasers a copy of the audited balance sheet of the Company as of December 31, 2000 and the related consolidated statements of operations and cash flows for the fiscal year then ended, accompanied by the report of an independent auditor, together with a copy of the unaudited balance sheet of the Company as of July 28, 2001 and the related consolidated statements of operations and cash flows for the period then ended. Such financial statements fairly present the financial condition and results of operations in accordance with GAAP as of the dates and for the periods set forth in the balance sheet included therein and the results of operations of the Company for the period covered.

                  3.14. Registration Rights Agreement. The Company shall have duly executed and delivered to the Purchasers the Amended and Restated Registration Rights Agreement.

                  3.15. Stockholders' Agreement. The Company and the shareholders of the Company shall have duly executed and delivered to the Purchasers the Amended and Restated Stockholders' Agreement.

                  3.16. Stock Options. The Company shall have agreed to take and the shareholders of the Company shall have approved the following actions with respect to stock options for the Company's common stock (each an "Option"): (a) the Company shall increase the Option pool for existing management and new management team members from 1,374,074 to 2,200,000 (an increase of 825,926 shares); and (b) the Company shall grant a special Option to Maxine Clark to purchase 75,000 shares of Common Stock at $6.10 per share.

                  3.17. Investment Banker.

                  The Company shall have engaged an investment banker (the "Investment Banker") to represent the Company in connection with the sale of the Series E Preferred Stock and the Company's other financial and capital formation strategies.

                  3.18. Amendment to Certificate.

                  The Company shall have filed with the Delaware Secretary of State an amendment to its Certificate increasing the authorized capital stock of the Company from 30,000,000 to 50,000,000 shares and establishing the rights, preferences and privileges of the Series D Preferred Stock.

                  3.19 SBIC Certificate.

                  The following shall only be a condition to Walnut Investment Partners, L.P.'s and KCEP's obligation to close the transactions contemplated hereby: The Company shall have delivered the SBIC Certificate to Walnut Investment Partners, L.P. and KCEP.

                                   ARTICLE 4.

                                CONDITIONS TO THE
                       OBLIGATIONS OF THE COMPANY TO CLOSE

                  The obligation of the Company to issue and sell the Series D Preferred Stock and the other obligations of the Company hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Initial Closing Date or Additional Closing Date, as the case may be, provided however, that the non-fulfillment of a condition by a Purchaser will not relieve the Company of its obligation to each other fulfilling Purchaser:

                  4.1. Representations and Warranties. The representations and warranties of the Purchasers contained in Section 6 hereof shall be true and correct at and as of the Initial Closing Date or Additional Closing Date, as the case may be (both before and after giving effect to the transactions contemplated under this Agreement) as if made at and as of such date.

                  4.2. Compliance with Terms and Conditions of this Agreement. The Purchasers shall have performed and complied with all of the obligations and conditions set forth herein that are required to be performed or complied with by the Purchasers on or before the Initial Closing Date or Additional Closing Date, as the case may be.

                  4.3. Issuance Permitted by Applicable Laws. The issuance of the Series D Preferred Stock by the Company hereunder and the consummation of the transactions contemplated by the Transaction Agreements shall not (a) violate any Requirements of Law, or (b) result in a breach or default (i) under any of the Contractual Obligations of the Purchasers, or (ii) under any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator, or commission, board, bureau, agency or other governmental instrumentality, or (c) require any consents, approvals, exemptions, authorizations, registrations, declarations or filings by the Purchasers.

                  4.4. Payment of Purchase Price. The Purchasers shall tender to the Company the Purchase Price set forth in Section 2.2 in the respective amounts specified on Schedule 1 hereto, subject to Section 2.2(b) hereof.

                  4.5. Consents and Approvals. All agreements, approvals consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those material Contractual Obligations of the Purchasers; necessary or required in connection with the execution, delivery or performance of the Transaction Agreements by each Purchaser, shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof as requested by the Company and all waiting periods shall have lapsed without extension or imposition of any conditions or restrictions.

                  4.6. No Material Judgment or Order. There shall not be on the Initial Closing Date or Additional Closing Date, as the case may be any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirements of Law which, in the reasonable judgment of the Company would (i) prohibit the sale of the Series D Preferred Stock or the consummation of the other transactions contemplated hereunder, (ii) subject the Company to any penalty if the Series D Preferred Stock were to be sold hereunder, or (iii) question the validity or legality of the transactions contemplated hereby.

                  4.7. Registration Rights Agreement. The Purchasers shall have duly executed and delivered to the Company the Amended and Restated Registration Rights Agreement.

                  4.8. Stockholders' Agreement. The Purchasers shall have duly executed and delivered to the Company the Amended and Restated Stockholders' Agreement.

                                   ARTICLE 5.

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY


                  The Company hereby represents and warrants to each of the Purchasers as of the date hereof as follows:


                  5.1. Corporate Existence and Authority. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be engaged, (c) is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to qualify would not have a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Agreement to which it is or will be a party.


                  5.2. Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of each of the Transaction Agreements and the consummation of the transactions contemplated thereby, including without limitation, the issuance of the Series D Preferred Stock (a) has been duly authorized by all necessary corporate action, including, if required, stockholder action, (b) does not and will not conflict with or contravene the terms of the Certificate or the By-Laws of the Company, or any amendment thereof; and (c) does not and will not violate, conflict with or result in any material breach or contravention of (i) any Contractual Obligation of the Company or the Subsidiaries, or (ii) any Requirements of Law applicable to the Company or the Subsidiaries.

                  5.3. Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any applicable Requirements of Law, and no lapse of a waiting period under any applicable Requirements of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of the Series D Preferred Stock, the issuance of the Common Stock upon the conversion or exercise of the Series D Preferred Stock) by the Company or the enforcement against the Company of the Transaction Agreements or the transactions contemplated thereby.

                  5.4. Binding Effect. The Transaction Agreements have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

                  5.5. Other Agreements. None of the Company, BABW or the Subsidiaries have previously entered into any agreement which is currently in effect or to which the Company or the Subsidiaries are currently bound, granting any registration or other material rights to any Person, the provision or performance of which would render the provision or performance (including, without limitation, the issuance of the Series D Preferred Stock and the issuance of the Common Stock upon the conversion of the Series D Preferred Stock) of the material rights to be granted to the Purchasers by the Company in the Transaction Agreements impracticable.

                  5.6. Capitalization.

                  (a) As of the date hereof and prior to the consummation of the transactions contemplated hereby, the capital stock of the Company consists solely of (i) 15,000,000 authorized shares of Common Stock (of which 533,316 are issued and outstanding, 3,506,952 are reserved for issuance upon the exercise of outstanding shares of Series A Convertible Preferred Stock, 3,644,107 are reserved for issuance upon the exercise of outstanding shares of Series B Convertible Preferred Stock, and 4,998,089 are reserved for issuance upon exercise of Series C Convertible Preferred Stock and 804,815 are reserved for issuance upon the exercise of outstanding options); and (ii) 15,000,000 shares of Preferred Stock, consisting of (A) 3,506,952 authorized shares of Series A Convertible Preferred Stock (of which 3,506,952 are issued and outstanding); (B) 3,644,107 authorized shares of Series B Convertible Preferred Stock (of which 3,644,107 are issued and outstanding), (C) 4,998,089 authorized shares of Series C Convertible Preferred Stock(of which 4,998,089 are issued and outstanding),
(D) 3,629,219 shares of Series D Preferred Stock reserved for the issuance of the Series D Preferred Stock hereunder, (of which none are be outstanding), and
(E) the remainder of which are undesignated and not outstanding. Immediately following the Initial Closing, the capital stock of the Company will consist solely of (i) 25,000,000 authorized shares of Common Stock (of which 533,316 will be issued and outstanding, 3,506,952 will be reserved for issuance upon the exercise of outstanding shares of Series A Convertible Preferred Stock, 3,644,107 will be reserved for issuance upon the exercise of outstanding shares of Series B Convertible Preferred Stock, and 4,998,089 are reserved for issuance upon exercise of Series C Convertible Preferred Stock and 804,815 will be reserved for issuance upon the exercise of outstanding options); and (ii) 25,000,000 million shares of Preferred Stock, consisting of (A) 3,506,952 authorized shares of Series A Convertible Preferred Stock (of which 3,506,952 will be issued and outstanding); (B) 3,644,107 authorized shares of Series B Convertible Preferred Stock (of which 3,644,107 will be issued and outstanding),
(C) 4,998,089 authorized shares of Series C Convertible Preferred (of which 4,998,089 are issued and outstanding), (D) 3,629,219 authorized shares of Series D Preferred Stock (of which 2,809,547 will be outstanding), and (E) the remainder of which are undesignated and not outstanding. A total of 16,654,828 fully diluted shares of Common Stock will be outstanding immediately following the consummation of the Initial Closing, assuming the conversion of all outstanding shares of Preferred Stock and the exercise of all outstanding options. All outstanding shares of capital stock of the Company are, and the Series D Preferred Stock (when issued, sold and delivered against payment therefor) will be, duly authorized and validly issued, fully paid, nonassessable and free and clear of any Liens, preferential rights, priorities, claims, options, charges or other encumbrances or restrictions, other than those created by the Certificate and the Stockholders' Agreement.

                  (b) Schedule 5.6 sets forth the name of each holder of the issued and outstanding capital stock of the Company, the number of shares of such capital stock held of record by each such holder, the name of each Person holding any options, warrants or other rights to purchase any capital stock of the Company, the number, class and series of shares of capital stock subject to each such option, warrant or right and the exercise price of each such option, warrant or right. Except as set forth on Schedule 5.6, and except for the stock options and rights referred to in Section 5.6(a) and the Series D Preferred Stock, there are no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company or any such holder of capital stock is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights. Schedule 5.6 sets forth the dividends that have accrued to date on the Series A Convertible Preferred Stock. No dividends have been declared or paid on the Series A Convertible Preferred Stock.

                  (c) Except as set forth on Schedule 5.6 or as contained in any of the Transaction Documents, no Person has any preemptive rights, rights of first refusal, "tag along" rights, rights of co-sale or any similar rights with respect to the issuance of the Series D Preferred Stock contemplated hereby.
Schedule 5.6 identifies all Persons holding any such rights and describes the material terms of all such rights and as of the Initial Closing Date, except for such rights contained in the Transaction Documents.


                  5.7. Subsidiaries. The Subsidiaries are the only subsidiaries of the Company. The Subsidiaries are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Missouri, with the requisite power and authority to own its properties and conduct its business. The Subsidiaries are qualified and licensed to transact business in each jurisdiction where such qualification is necessary under applicable law as a result of the conduct of its business and ownership of its properties except where failure to qualify would not have a Material Adverse Effect. All of the outstanding ownership interests of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding ownership interests in the Subsidiaries are owned by the Company free and clear of any Liens, claims, options, charges or other encumbrances other than Permitted Liens. The Subsidiaries have no outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiaries to issue, transfer or sell any securities of the Subsidiaries or any phantom equity or similar plans.

                  5.8. Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Series D Preferred Stock. No registration of the Series D Preferred Stock pursuant to the provisions of the Securities Act will be required by the offer, sale or issuance of the Series D Preferred Stock pursuant to this Agreement. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Series D Preferred Stock or any other security so as to require the issuance and sale of the Series D Preferred Stock pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such shares are so registered.

                  5.9. Litigation. Except as set forth on Schedule 5.9 or as disclosed in the Financial Statements, there is no complaint, action, order, writ, injunction, judgment or decree outstanding, or claim, suit, litigation, proceeding, labor dispute, arbitral action or investigation (collectively, "Actions") pending or, to the knowledge of the Company, threatened against or relating to (i) the assets of the Company or the Subsidiaries which would have a Material Adverse Effect, or (ii) the transactions required to be performed under this Agreement or by the Transaction Agreements. Neither the Company nor the Subsidiaries are in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company or the Subsidiaries.


                  5.10. Financial Statements. The Company has furnished the Purchasers with the audited balance sheet of the Company as of December 31, 2000 and the related statements of income and cash flows for the fiscal year then ended, accompanied by the report of an independent auditor (collectively, the "Audited Financial Statements"), together with a copy of the unaudited balance sheet of the Company as of July 28, 2001 and the related consolidated statements of operations and cash flows for the period then ended (collectively, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations in accordance with GAAP as of the dates set forth in the balance sheet included therein and the results of operations and cash flows of the Company for the periods covered.

                  5.11. Title and Condition of Assets.

                  (a) The Company has good, and with respect to real property, marketable, title to all of the real and personal property reflected on the balance sheets included in the Financial Statements or acquired by the Company and the Subsidiaries since July 28, 2001, free and clear of any Liens or defects of title, other than Permitted Liens. Except as set forth on Schedule 5.11, the Company has a valid and enforceable leasehold interest in all real property leased by it pursuant to the terms of the respective lease agreements. The Company is in compliance with all of its real estate leases except to the extent, either individually or in the aggregate, such non-compliance would not have a Material Adverse Effect, and such leases are sufficient for the conduct of the Company's business as now being conducted (without regard to the Company's expansion plans).


                  (b) The Facilities and Equipment are in good operating condition and repair (except for ordinary wear and tear and any defect the cost of repairing which would not be material), are sufficient for the operation of the Company's business (without regard to the Company's expansion plans) and are in conformity in all material respects with applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety standards, occupational safety and health laws and regulations) relating thereto, except where such failure to conform would not have a Material Adverse Effect. The Company enjoys peaceful and undisturbed possession of all Facilities owned or leased by the Company, and, to the knowledge of the Company, such Facilities are not subject to any encroachments, building or use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company. There are no pending or, to the knowledge of the Company, threatened, condemnation proceedings relating to any of the Facilities. The Facilities and the Equipment are insured.

                  (c) Assets are valued on the books of the Company at or below actual cost less adequate and proper depreciation charges. The Company has not depreciated any of its assets for tax purposes in any manner inconsistent with the Code or the rules, regulations, or guidelines of the Internal Revenue Service.

                  5.12. Contractual Obligations.

                  Except as set forth on Schedule 5.12, the Company is not in default or breach under or with respect to any Contractual Obligation to which it is a party (and to the best knowledge of the Company, no other party to any such Contractual Obligation is in default or breach thereunder), except any such default which, individually or together with all such defaults, would not have a Material Adverse Effect or which would not materially affect the ability of the Company to perform its obligations under the Transaction Agreements. Neither the Company nor the Subsidiaries have received notice that any party to any such Contractual Obligation intends to cancel, amend or terminate any such agreement. All leases and agreements whereby the Company's commitments or receipts are reasonably expected to exceed $250,000 are valid and binding obligations of the Company and, to the Company's knowledge, the other parties thereto, enforceable by the Company and, to the Company's knowledge, the other parties thereto, in accordance with the terms thereof. All leases and all agreements whereby the Company's commitments or receipts are reasonably expected to exceed $250,000 are set forth on Schedule 5.12.

                  5.13. Patents, Trademarks, Etc. As of the Initial Closing, the Company owns or has applied for or is licensed or otherwise have the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other intellectual property rights that are material to the operation of the businesses of the Company (the "Intellectual Property"). All domestic registered patents, copyrights, trademarks and service marks are in full force and effect and are not subject to any taxes or other fees except for annual filing and maintenance fees. To the best of the Company's knowledge, no product, process, method, substance or other material presently sold by or employed by the Company, or which the Company contemplates selling or employing, infringes upon the patents, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights that are owned by others. Except as set forth on Schedule 5.13, no litigation is pending and no claim has been made against the Company or any Affiliate or, to the best knowledge of the Company, is threatened, contesting the right of the Company to sell or use any product, process, method, substance or other material presently sold by or employed by the Company.

                  5.14. Tax Matters.

                  (a) Filing of Tax Returns. The Company and BABW (each such entity hereinafter a "Taxpayer" or collectively the "Taxpayers") have timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects.

                  (b) Payment of Taxes. Except as set forth on Schedule 5.14, all Taxes due and payable of each of the Taxpayers in respect of periods beginning before the Closing Date have been timely paid, or will be timely paid prior to the Closing Date, and no Taxpayer has any material liability for Taxes in excess of the amounts so paid. All Taxes that each Taxpayer has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to the Closing Date) paid if due and payable to the proper taxing authority.

                  (c) Audits, Investigations or Claims. The federal income tax returns of each of the Taxpayers have not been examined by the Internal Revenue Service, and no material deficiencies for Taxes of any of the Taxpayers have been claimed, proposed or assessed by any taxing or other governmental authority against any of the Taxpayers. There are no pending or, to the best knowledge of the Taxpayers, threatened audits, investigations or claims for or relating to any material additional liability to any of them in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of any of the Taxpayers, or its or their counsel, is likely to result in a material additional liability to any of them for Taxes. No audits of any of the Taxpayers' federal, state, and local returns for Taxes by the relevant taxing authorities are currently in process or, to the Company's knowledge, threatened. None of the Taxpayers have been notified that any taxing authority intends to audit a return for any period. No extension of a statute of limitations relating to Taxes is in effect with respect to any of the Taxpayers.

                  (d) Lien. There are no liens for Taxes on any assets of any Taxpayer other than Permitted Liens.

                  (e) Tax Elections; Tax Sharing Arrangements.

                           (i) None of the Taxpayers have made an election, and
none of them are required, to treat any asset as owned by another person or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code or under any comparable state or local income tax or other tax provision.

                           (ii) None of the Taxpayers are a party to or bound by
any binding tax sharing, tax indemnity or tax allocation agreement or other similar arrangement with any other party.

                           (iii) None of the Taxpayers have filed a consent
pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state or local law) apply to any disposition of any asset owned by it.

                  (f) Affiliated Group. None of the Taxpayers have ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code.

                  (g) Section 481(a). None of the Taxpayers have agreed to make, or are required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                  (h) Excess Parachute Payments. Except as set forth on Schedule 5.14, none of the Taxpayers are a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  5.15 Severance Arrangements. Except as set forth on Schedule 5.15, neither the Company nor the Subsidiaries have entered into any severance or similar arrangement in respect of any present or former employee of the Company that will result in any obligation (absolute or contingent) of the Purchasers or the Company to make any payment to any present or former employee following termination of employment.

                  5.16 No Material Adverse Effect. Since July 28, 2001, there has not been any Material Adverse Effect.

                  5.17 Environmental Matters.

                  (a) Except as set forth on Schedule 5.17, to the best knowledge of the Company, the property, assets and operations of the Company, BABW and the Subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws; to the best knowledge of the Company there are and have been no Hazardous Materials stored, handled or otherwise located in, on or under any of the property or assets of the Company and the Subsidiaries, including the groundwater other than in compliance with any Environmental Law; and, to the best knowledge of the Company, there have been no reportable releases of Hazardous Materials in, on or under any property adjoining any of the property or assets of the Company and the Subsidiaries. Neither the Company, BABW nor the Subsidiaries have stored or caused to be stored any Hazardous Materials on or under any of the property or assets of the Company, including the groundwater, other than in compliance with Environmental Laws; and the neither the Company, BABW nor the Subsidiaries have generated, released or discharged any Hazardous Materials other than in compliance with Environmental Laws.

                  (b) To the best knowledge of the Company, none of the property, assets or operations of the Company, BABW or the Subsidiaries are or has been the subject of any federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

                  (c) There are no pending, or, to the best knowledge of the Company, threatened lawsuits or proceedings against the Company, BABW or the Subsidiaries, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and neither the Company nor the Subsidiaries are or was the owner or operator of any property which (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including without limitation, the "National Priorities List" or "CERCLIS List," (ii) has or, to the best knowledge of the Company, had any subsurface storage tanks located thereon; or (iii) to the knowledge of the Company, has ever been used as or for a waste disposal facility, a mine, a gasoline service station or a petroleum products storage facility.

                  (d) To the best knowledge of the Company, neither the Company, BABW nor the Subsidiaries have any present or contingent liability in connection which the presence either on or off the property or assets of the Company or any Affiliate of any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, except for any such liability that would not have a Material Adverse Effect on the Condition of the Company.

                  5.18 Investment Company/Government Regulations. Immediately following the all of the closings hereunder, after giving effect to the transactions contemplated hereby, neither the Company nor any Person controlling, controlled by or under common control with the Company will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5.19 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any officer, director, shareholder, or Affiliate of the Company, or any action taken by any such person.

                  5.20 Labor Relations and Employee Matters.

                  (a) The Company is not engaged in any unfair labor practice. There is (i) no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company or BABW before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or, to the best knowledge of the Company, threatened against the Company, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against the Company, and (iii) no union representation question existing with respect to the employees of the Company and, to the knowledge of the Company, no union organizing activities are taking place.

                  (b) Except as set forth on Schedule 5.20, the Company is not a party to any employment agreement (other than "at will" employment relationships), collective bargaining agreement or covenant not to compete.

                  5.21 Employee Benefits Matters.

                  (a) Except as set forth on Schedule 5.21, neither the Company nor the Subsidiaries maintains or contributes to any Employee Plans which cover or have covered employees of the Company or a Affiliate (with respect to their relationship with such entities).

                  (b) Except as set forth on Schedule 5.21, the Company represents as follows:

                  (1) Deductibility of Payments. There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or the Subsidiaries (with respect to their relationship with such entities) that, individually or collectively, provides for the payment by the Company of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                  (2) No Amendments. Neither the Company nor the Subsidiaries have any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of the Company or the Subsidiaries(with respect to their relationship with such entities) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company or the Subsidiaries(with respect to their relationship with such entities).

                  (3) No Other Material Liability. No event has occurred in connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (i) under any statute, regulation or governmental order relating to any Employee Plans or (ii) pursuant to any obligation of the Company or the Subsidiaries to indemnify any person against liability incurred under, any such statute, regulation or order as they relate to the Employee Plans.

                  5.22 Potential Conflicts of Interest. Except as set forth on
Schedule 5.22, no officer, director or stockholder of five percent (5%) or more of the aggregate number of shares of Common Stock then outstanding on a fully diluted basis of the Company or the Subsidiaries, no spouse of any such officer, director or stockholder: (a) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company uses in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof and described on Schedule 5.22.

                  5.23 Business Relationships. There exists no actual or, to the best of the Company's knowledge, threatened, termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company with any customer, supplier or any group of customers or suppliers whose purchases or sales, as the case may be, are individually or in the aggregate are material to the Condition of the Company, and there exists no present condition or state of facts or circumstances that would have a Materially Adverse Effect or prevent the Company from conducting its business after the consummation of this Agreement, in substantially the same manner in which it has been heretofore conducted by BABW and the Company.

                  5.24 Outstanding Borrowings. Schedule 5.24 lists the amount of all Outstanding Borrowings as of the date hereof and the name of each lender thereof. Except as set forth in Schedule 5.24, the Company is not in default under any Outstanding Borrowings.

                  5.25 Insurance. Schedule 5.25 accurately summarizes all of the insurance policies or programs of the Company in effect as of the date hereof, including key person insurance, directors and officers liability insurance, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums and deductibles, and also indicates any self-insurance program that is in effect. The Company's insurance policies or programs are in full force and effect and are adequate to protect the Company's assets, and businesses and to cover property damage by fire, business interruption or other casualty, sufficient in amount to allow it to replace any of its properties damaged or destroyed and are adequate to protect against all liabilities, claims, and risks against which it is customary to insure.

                  5.26 Undisclosed Liabilities. The Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the balance sheets included in the Financial Statements (including the notes thereto), (ii) liabilities incurred in the ordinary course of business since July 28, 2001, and
(iii) liabilities arising under the Company's Contractual Obligations.

                  5.27 Solvency. Neither the Company nor any Affiliate has (i) made a general assignment for the benefit of its creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition in bankruptcy by its creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets or properties, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets or (v) admitted in writing its inability to pay its debts as they come due.

                  5.28 Compliance with Law. The Company and the conduct of its business is in compliance with all applicable laws, statutes, ordinances and regulations, whether federal, state or local, except where the failure to comply would not have a Material Adverse Effect. Neither the Company nor the Subsidiaries have received any written notice to the effect that it is not in compliance with any of such statutes, regulations, orders, ordinances or other laws where the failure to comply would have a Material Adverse Effect.

                  5.29 No Other Agreements to Sell the Assets or Capital Stock of the Company. Except as set forth on Schedule 5.29, neither the Company nor any Affiliate has any legal obligation, absolute or contingent, other than the obligations under the Transaction Agreements, to any person or firm to (i) sell the assets other than in the ordinary course of business consistent with past practices, (ii) sell any capital stock of the Company (other than as set forth in Section 5.6) or effect any merger, consolidation or other reorganization of the Company or (iii) enter into any agreement with respect any of the foregoing, other than agreements related to the merger of BABW with and into the Company and the Transaction Documents.

                  5.30 Inventory. The value at which the inventory of the Company is carried on the Financial Statements reflects the customary inventory valuation policy of the Company and is in accordance with GAAP consistently applied. The current inventory of the Company and its Subsidiaries consists of items of a quantity and quality which are usable and saleable in the ordinary course of business except to the extent deviations in such quality or quantity could not have, individually or in the aggregate, a Material Adverse Effect.

                  5.31 Suppliers. Except as disclosed on Schedule 5.31, the Company has not received any actual notice that any current supplier that sold goods or merchandise to the Company in an aggregate amount in excess of $250,000 during the preceding twelve months will not sell raw materials, supplies, merchandise and other goods to the Company at any time after the Initial Closing Date on terms and conditions substantially similar to those currently in effect, subject only to general and customary price increases.

                  5.32 Changes.

                  Except as set forth on Schedule 5.32, since July 28, 2001, there has not been:

                  (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been materially adverse;

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted);

                  (c) any waiver by the Company of a material right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                  (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                  (f) any material change in any compensation arrangement or agreement with any employee;

                  (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (h) any resignation or termination of employment of any key officer of the Company; and to the knowledge of the Company, there is no impending resignation or termination of employment of any such officer;

                  (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                  (j) receipt of notice that any material supplier or third-party outsourcing provider will no longer supply products or services to the Company;

                  (k) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                  (l) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                  (m) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

                  (n) to the Company's knowledge, any other event or condition of any character that would reasonably be expected to materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted); or

                  (o) any agreement or commitment by the Company to do any of the things described in this Section 5.32.

                  5.33 Certain Payments. Neither the Company nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company has directly or indirectly (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any law, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

                                   ARTICLE 6.

                               REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASERS


                  Each Purchaser, severally but not jointly, hereby represents and warrants to the Company as of the date hereof as follows:

                  6.1. Existence and Authority. Such Purchaser who is not a natural person: (a) is a corporation, limited liability company, or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has all requisite partnership or corporate power and authority to own its assets and operate its business, and
(c) has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is or will be a party.

                  6.2. Authorization; No Contravention. The execution, delivery and performance by such Purchaser of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby, including, without limitation, the acquisition of the Series D Preferred Stock: (a) is within such Purchaser's partnership or corporate power and authority and has been duly authorized by all necessary partnership or corporate action on the part of such Purchaser; (b) does not conflict with or contravene the terms of such Purchaser's partnership agreement or certificate of limited partnership or certificate of incorporation or bylaws or any amendment thereof; and (c) will not violate, conflict with or result in any material breach or contravention of
(i) any Contractual Obligation of such Purchaser, or (ii) the Requirements of Law or any order or decree applicable to such Purchaser.

                  6.3. Binding Effect. This Agreement has been duly executed and delivered by such Purchaser, and this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  6.4. Purchase for Own Account. The Series D Preferred Stock and the Common Stock to be issued upon conversion of the Series D Preferred Stock, are being or will be acquired by such Purchaser for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state. Such Purchaser agrees to the imprinting, so long as required by law, of legends on certificates representing all of the Series D Preferred Stock or the shares of Common Stock to be issued upon conversion of the Series D Preferred Stock to the following effect:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

                  "THE SALE, TRANSFER OR ENCUMBRANCE OF THIS CERTIFICATE IS SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF SEPTEMBER __, 2001 BETWEEN THE CORPORATION AND CERTAIN HOLDERS OF SHARES OF THE CAPITAL STOCK OF THE CORPORATION. A COPY OF THIS AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION AND MAY BE OBTAINED FROM THE COMPANY UPON REQUEST. THE AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN OBLIGATIONS TO SELL AND TO PURCHASE THE SHARES EVIDENCED BY THIS CERTIFICATE, FOR A DESIGNATED PURCHASE PRICE. BY ACCEPTING THE SHARES EVIDENCED BY THIS CERTIFICATE THE HOLDER AGREES TO BE BOUND BY SAID AGREEMENT."

                  6.5. Accredited Investor Status; Institutional Investor Status. Such Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act.

                  6.6 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchasers.

                  6.7 Exculpation Among Purchasers.

                  Each Purchaser acknowledges that in making its decision to invest in the Company, it is not relying on any other Purchaser or upon any person, firm or company, other than the Company and its officers, employees and/or directors. Each Purchaser agrees that no other Purchaser, nor the partners, employees, officers or controlling persons of any other Purchaser shall be liable for any actions taken by such Purchaser, or omitted to be taken by such Purchaser, in connection with such investment.

                  6.8 No Public Market. Each Purchaser acknowledges and understands that no public market now exists for any securities of the Company and that the Company has made no assurances that a public market will ever exist for any securities of the Company.

                  6.9 Access to Data. Each Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's officers and management.

                  6.10 Potential Conflicts of Interest.

                  Except as set forth on Schedule 5.22, no Purchaser who is an officer, director or stockholder of five percent (5%) or more of the aggregate number of shares of Common Stock then outstanding on a fully diluted basis of the Company or the Subsidiaries, or spouse of any such officer, director or stockholder: (a) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company uses in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof and described on Schedule 5.22.

                                   ARTICLE 7.

                          COVENANTS OF THE COMPANY WITH
                   RESPECT TO THE PERIOD FOLLOWING THE CLOSING


                  Until (i) all shares of Series D Preferred Stock and Common Stock are no longer outstanding due to conversion, redemption or otherwise, and
(ii) the Company has paid to the Purchasers all other amounts due to them under the Transaction Agreements or the Certificate, the Company hereby covenants and agrees with the Purchasers as follows, except with respect to the obligations of the Company set forth in paragraph 8.1 which shall terminate upon the earlier of either (a) a Qualified Initial Public Offering or (b) the date on which the Purchasers or their Affiliates hold less than 15% of the Series D Preferred Stock (or Common Stock issued upon conversion of such Series D Preferred Stock) issued hereunder:

                  7.1. Notices. Within 5 business days of obtaining knowledge of any of the events described below, the Company shall give notice to the
Purchasers:

                  (a) any of the following: (i) default or event of default under any material Contractual Obligation of the Company or any Affiliate, (ii) initiation or resolution of any material dispute, litigation, investigation, or proceeding which may exist at any time between the Company or any Affiliate and any private third party or Governmental Authority, and (iii) any default or breach of the terms of any of the Transaction Agreements by the Company; and

                  (b) any other matter that has resulted in a Material Adverse Effect in the Condition of the Company.

                  Each notice pursuant to this Section 7.1 shall be accompanied by a statement on behalf of the Company by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth details of the occurrence referred to therein, stating what action the Company proposes to take with respect thereto, the Company officer responsible for such action and the timetable with respect to such action.

                  7.2. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon conversion of the Series D Preferred Stock as provided in the Certificate, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion, the maximum number of shares of Series E Preferred Stock issuable at the time of the Series E Closing, as well as the number of shares of Common Stock that may be issuable or deliverable upon conversion of the Series D Preferred Stock issued to the Purchasers as dividends. Such shares of Common Stock shall, when issued or delivered in accordance with the provisions of the Certificate, be duly authorized, validly issued and fully paid and non-assessable. The Company shall issue such Common Stock in accordance with the provisions of the Certificate and shall otherwise comply with the terms thereof.

                  7.3 Series E Closing. The Company will use reasonable business efforts, subject to the discretion of the Board of Directors of the Company, to issue and receive proceeds of Ten Million Dollars ($10,000,000) for Series E Preferred Stock sold on or before June 30, 2002. The closing of such transaction is sometimes referred to herein as the "Series E Closing." The Series E Preferred Stock shall have such rights as designated in the Certificate of Designation for the Series E Preferred Stock filed at the time of the Series E Closing, provided that in no event shall the Series E Preferred Stock have dividend rights, preemptive rights, liquidation rights and participation rights which are more favorable than the rights granted to the Series D Preferred Stock. In the event any such rights are granted to the Series E Preferred Stock which are more favorable than those granted to the Series D Preferred Stock, then the Company shall amend the Certificate as it relates to the Series D Preferred Stock such that the rights granted therein are similar to those granted to the Series E Preferred Stock, unless such more favorable rights are approved by the holders of at least 75% of the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

                  7.4 Use of Proceeds.

                  The Company shall not use the proceeds of the sale of the Series D Preferred Stock hereunder for the redemption of any of its capital stock or the payment of dividends on shares of its capital stock or any purpose other than working capital in the ordinary course of business.

                  7.5 Line of Credit.

                  The Company shall use reasonable business efforts to increase the aggregate funds available under its line(s) of credit to Twenty-Five Million Dollars ($25,000,000) on or before December 31, 2001.

                  7.6 Board of Directors.

                  Within 60 days of the date of the Initial Closing of the Series D Preferred Stock, the currently authorized second Board of Directors seat that is to be designated by SSI (as defined in the Amended and Restated Stockholders' Agreement) shall be filled.

                  7.7 Insurance.

                  The Company shall maintain in force its directors and officers liability insurance as currently in effect.

                                   ARTICLE 8.

                                 INDEMNIFICATION


                  8.1. Indemnification. The Company with respect to the Purchasers or the Purchasers, severally and not jointly, with respect to the Company (the "Indemnifying Party") agrees to indemnify and hold harmless each Purchaser or the Company, as the case may be, and its Affiliates and its respective officers, directors, agents, employees, Affiliates, partners, shareholders and assigns (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all (i) Environmental Expenses that are the proximate cause of the Company's violation of any Environmental Law and
(ii) tax liabilities, losses, costs, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) (collectively, "Liabilities") based upon, relating to or arising out of any breach of any representation or warranty, covenant or agreement of such Indemnifying Party in this Agreement or any legal, administrative or other actions (including actions brought by any of the Purchasers or any Indemnifying Party or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), based upon, relating to or arising out of (A) the status of the Purchasers as shareholders of the Company and the existence or exercise of the rights and powers of the Purchasers relating (including without limitation, any claim against any Indemnified Party relating to Environmental Matters), (B) violations of applicable securities laws by the Company in connection with the offering of the Shares, or (C) third party claims that the Series D Preferred Stock hereunder violate preexisting understandings or arrangements with the Company upon the settlement or final judicial determination of (A) through (C) above; provided, however, that no Indemnifying Party shall be liable under this Section 8.1 to an Indemnified Party: (a) for any amount paid in settlement of claims without such Indemnifying Party's consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted solely from the willful misconduct or gross negligence of such Indemnified Party, or
(c) to the extent that it is finally judicially determined that such Liabilities resulted solely from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party further agrees to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party.

                  8.2. Notification. Each Indemnified Party under this Article 8 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from any Indemnifying Party under this
Article 9, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under this Article 8 except to the extent that such failure to notify results in a loss of a material defense of such Indemnified Party. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and such Indemnified Party shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers (such consent not to be unreasonably withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers (and each other Indemnified Party) from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.


                  8.3. Amended and Restated Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 8, the indemnification and contribution provisions of the Amended and Restated Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                   ARTICLE 9.

                                  MISCELLANEOUS

                  9.1. Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the Initial Closing Date or Additional Closing Date, as the case may be of this Agreement for a period of two (2) years from the date hereof except the representations and warranties in (i) Section 5.17 shall survive until the statute of limitations period has expired for such representations and warranties and (ii) Section 5.14 and Section 6.10 shall survive until thirty days after the expiration of the statute of limitations period has expired for such representations and warranties.

                  9.2. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service or personal delivery:


                  (a)      if to the Company:

                           Build-A-Bear Workshop, Inc.
                           1964 Innerbelt Business Center Drive
                           St. Louis, Missouri 63114-5760
                           Attention:  Maxine Clark
                           Facsimile (not to be deemed notice):  314-423-8188

                           with a copy to:

                           Bryan Cave LLP
                           211 N. Broadway, Suite 3600
                           St. Louis, Missouri  63102
                           Attention:  James H. Erlinger III
                           Facsimile (not to be deemed notice): 314-259-2020

                  (b) if to a Purchaser, to the last recorded address on the books and records of the Company with a copy to the last known counsel of such Purchaser.

                           With a copy to:

                           Latham & Watkins
                           555 Eleventh Street N.W., Suite 1000
                           Washington, D.C.  20004-1304
                           Attention:  David McPherson
                           Facsimile (not to be deemed notice):  202-637-2201

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; when mailed, five business days after being deposited in the mail, postage prepaid.

                  9.3. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Neither the Company nor any of the Purchasers may assign any of its rights under this Agreement without the written consent of each of the other Parties hereto provided however that any Purchaser may assign its rights and obligations to one or more Affiliates or wholly-owned corporations, which shall agree to be bound by the terms hereof. Except as provided in Article 9, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Agreements.

                  9.4. Amendment and Waiver.

                  (a) No failure or delay on the part of the Company, or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and all of the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances.

                  9.5. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  9.6. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  9.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

                  9.8. Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the courts of the United States of America for the Eastern District of Missouri and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.3, such service to become effective 10 days after such mailing.

                  9.9. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provision or provisions held invalid, illegal or unenforceable shall substantially impair the remaining provisions hereof.

                  9.10. Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

                  9.11. Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Transaction Agreements is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth herein or therein. This Agreement, together with the exhibits and schedules hereto, the other Transaction Agreements, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  9.12. Transaction Expenses. The Company will pay the Transaction Expenses.

                  9.13. Publicity. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                  9.14. Further Assurances. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing, including using their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties that may be required; (B) to obtain all necessary permits as are required to be obtained under any federal, state, local or foreign law or regulations, and (C) to fulfill all conditions to this Agreement.

                  9.15. Rights of Purchasers Inter Se. Each Purchaser shall have the absolute right to exercise or refrain from exercising any right or rights which such Purchaser may have by reason of this Agreement or any security, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Purchasers shall not incur any liability to any other or with respect to exercising or remaining from exercising any such right or rights.

                  9.16. Severability of the Representations, Warranties and Covenants.

                  No Purchaser shall be liable to the Company for the breach or violation, if any, of any representation, warranty or covenant made or to be complied with by any of the other Purchasers, but each such Purchaser shall be liable to the Company solely for its own breaches or violations, if any, of any representation, warranty or covenant made or to be complied with by such Purchasers. For purposes of this Section 9.16, Catterton shall be deemed to be one Purchaser.

                  9.17. Arbitration. If any controversy or dispute shall arise between the parties hereto in connection with, arising from or in respect to this Agreement, any provision hereof, or any provision of any instrument, document, agreement, certification or other writing delivered pursuant hereto, or with respect to the validity of this Agreement or any such document, agreement, certification or other writing, and if such controversy or dispute shall not be resolved within thirty (30) days after the same shall arise, then such dispute or controversy shall be submitted for arbitration to the St. Louis, Missouri office of the American Arbitration Association in accordance with its commercial arbitration rules then in effect. Such proceeding shall be conducted in St. Louis, Missouri. Any such dispute or controversy shall be determined by one (1) arbitrator. Such arbitrator may award any relief which he shall deem proper in the circumstances, without regard to the relief which would otherwise be available to either party hereto in a court of law or equity, including without limitation an award of money damages (including interest on unpaid amounts, calculated from the due date of any such amount, at a rate per annum determined by said arbitrator), specific performance and injunctive relief. The award and findings of such arbitrator shall be conclusive and binding upon the parties thereto, and judgment upon such award may be entered in any court of competent jurisdiction. Any party against whom an arbitrator's award shall be issued shall not, in any manner, oppose or defend against any suit to confirm such award, or any enforcement proceedings brought against such party, whether within or outside of the United States of America, with respect to any judgment entered upon the award, or any enforcement proceedings brought against such party, whether within or outside of the United States of America, with respect to any judgment entered upon the award, and such party hereby consents to the entry of a judgment against it, in the full amount thereof, or other relief granted therein, in any jurisdiction in which such enforcement is sought. The party against whom the arbitrator award is issued shall pay the fees of the arbitrator.

             THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
                      WHICH MAY BE ENFORCED BY THE PARTIES.

                  SIGNATURE PAGES FOR SERIES D STOCK PURCHASE AGREEMENT


                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

                                       BUILD-A-BEAR WORKSHOP, INC.


                                       By: /s/ Maxine Clark
                                          ---------------------------------
                                       Name:   Maxine Clark
                                       Title:  President

                                       CATTERTON PARTNERS IV, L.P.,
                                       a Delaware limited partnership

                                       By:  Catterton Managing
                                          ---------------------------------
                                       Partner IV, L.L.C.
                                       Its: General Partner

                                       By:  CP4 Principals, L.L.C.
                                       Its: Managing Member

                                       By:     /s/ Frank M. Vest, Jr.
                                          ---------------------------------
                                       Name:  Frank M. Vest, Jr.
                                       Title: Authorized Person

                                       CATTERTON PARTNERS IV-A, L.P.,
                                       a Delaware limited partnership

                                       By:  Catterton Managing
                                          ---------------------------------
                                       Partner IV, L.L.C.
                                       Its:  General Partner

                                       By:  CP4 Principals, L.L.C.
                                       Its: Managing Member

                                       By:     /s/ Frank M. Vest, Jr.
                                          ---------------------------------
                                       Name:  Frank M. Vest, Jr.
                                       Title: Authorized Person

                                     CATTERTON PARTNERS IV-B, L.P.,
                                     a Delaware limited partnership

                                     By:  Catterton Managing
                                     Partner IV, L.L.C.
                                     Its: General Partner

                                     By:  CP4 Principals, L.L.C.
                                     Its: Managing Member

                                     By:     /s/ Frank M. Vest, Jr.
                                          -------------------------------------
                                     Name:  Frank M. Vest, Jr.
                                     Title: Authorized Person

                                     CATTERTON PARTNERS IV OFFSHORE, LP.
                                     a Cayman limited partnership

                                     By:  Catterton Managing
                                     Partner IV, L.L.C.
                                     Its: Managing General Partner

                                     By:  CP4 Principals, L.L.C.
                                     Its:  Managing Member

                                     By:     /s/ Frank M. Vest, Jr.
                                        ---------------------------------------
                                     Name:  Frank M. Vest, Jr.
                                     Title: Authorized Person

                                     CATTERTON PARTNERS IV SPECIAL PURPOSE, L.P.
                                     a Cayman limited partnership

                                     By:  Catterton Managing
                                     Partner IV, L.L.C.
                                     Its:  Managing General Partner

                                     By:  CP4 Principals, L.L.C.
                                     Its: Managing Member

                                     By:     /s/ Frank M. Vest, Jr.
                                        ---------------------------------------
                                     Name:  Frank M. Vest, Jr.
                                     Title: Authorized Person

                                     CLARK/FOX, L.L.C.
                                     a Missouri limited liability company


                                          /s/ Maxine Clark
                                     ----------------------------------
                                     By:  Maxine Clark, its Manager


                                     CLARK/FOX II, L.L.C.
                                     a Missouri limited liability company


                                          /s/ Maxine Clark
                                     ----------------------------------
                                     By:  Maxine Clark, its Manager


                                     HYCEL PARTNERS V, L.L.C.,
                                     a Missouri limited liability company


                                         /s/ Mark H. Zorensky
                                     ----------------------------------
                                     By:
                                        -------------------------------
                                     Name:    Mark H. Zorensky
                                           ----------------------------
                                     Title:      Manager
                                           ----------------------------


                                     KCEP VENTURES II, L.P.,
                                     a Missouri limited partnership

                                     By: KCEP II, L.C., its general partner

                                     By:      /s/ William Reisler
                                         ------------------------------
                                         William Reisler, its Managing Director

                                     WALNUT INVESTMENT PARTNERS, L.P.,
                                     a Delaware limited partnership

                                     By: Walnut Investments Holding Company,
                                     LLC, its general partner


                                     By:      /s/ James M. Gould
                                         ------------------------------
                                     Name:     James M. Gould
                                         ------------------------------
                                     Title: Manager

                                     /s/ Wayne L. Smith, II
                                     --------------------------------------
                                     Wayne L. Smith, II


                                     /s/ Brian Vent
                                     --------------------------------------
                                     Brian Vent


                                     /s/ Adrienne Weiss
                                     --------------------------------------
                                     Adrienne Weiss


                                     --------------------------------------
                                     Thomas Holley